Exhibit 99.1

CohBar Reports Third Quarter 2020

Financial Results and Provides Business Update

Company to host conference call and webcast at 5:00 p.m. ET

MENLO PARK, Calif., November 16, 2020 – CohBar, Inc. (NASDAQ: CWBR), a clinical stage biotechnology company developing mitochondria based therapeutics to treat chronic diseases and extend healthy lifespan, today reported its financial results for the third quarter ended September 30, 2020.

“We are pleased to announce that half of the planned subjects have completed dosing in our Phase 1b study evaluating CB4211 as potential treatments for NASH and obesity,” said Steven Engle, CohBar’s Chief Executive Officer. “We currently expect top line data from the study in the second quarter of 2021, subject to the potential impact of COVID-19. Our preclinical programs are also progressing, with recent data for a CB5138 Analog in combination with the standard of care suggesting additional potential for improved treatments of Idiopathic Pulmonary Fibrosis. Our goal is to identify a clinical candidate for our IPF program early in the first quarter of 2021, subject to successful completion of the remaining required studies. In our CB5064 program for potential use in COVID-19/ARDS, we generated positive preliminary results in a preclinical model of Acute Respiratory Distress Syndrome.”

“In order to finance these exciting programs, we raised $15 million during the quarter to advance our expanded R&D pipeline, added biotech focused institutional investors, and gained additional research analyst coverage,” Mr. Engle continued. “We also expanded awareness and increased investor engagement by presenting at eight industry and healthcare bank conferences, and meeting with family offices and high net worth investors. Going forward, we are continuing to execute on our vision to treat multiple chronic diseases and extend healthy lifespan.”

Third Quarter 2020 and Recent Highlights

●	Completed dosing in half of the planned subjects in the Phase 1b stage of the clinical study of CB4211 for NASH and Obesity: The ongoing study evaluates CB4211 in subjects with non-alcoholic fatty liver disease (NAFLD) and obesity with at least 10% liver fat. In August, the company announced the first subject had been dosed. NASH has been estimated to affect as many as 12% of adults in the U.S., and there is currently no approved treatment for the disease.

●	Showed that the combination of a CB5138 Analog antifibrotic peptide and nintedanib produced enhanced effects: In October, the company announced new preclinical data demonstrating that a CB5138 Analog has enhanced effects when combined with nintedanib, the leading treatment for Idiopathic Pulmonary Fibrosis (IPF), suggesting potential utility for combination therapy in IPF. The new data from the therapeutic mouse model of IPF showed that treatment with the combination of CB5138-2 and nintedanib produced greater reductions in fibrosis, inflammation, pro-inflammatory cytokine levels, and collagen deposition compared to either treatment alone. IPF is a chronic, progressive, debilitating, and usually fatal interstitial lung disease that affects approximately 187,000 people worldwide.

●	Presented antifibrotic results at the American Thoracic Society: In August, the company presented new pre-clinical efficacy results in a poster presentation at the American Thoracic Society 2020 International Conference. Antifibrotic and anti-inflammatory effects were demonstrated for MBT2 (CB5138-1) in vitro in human cells and in vivo in prophylactic and therapeutic preclinical models of IPF.

●	Generated preliminary efficacy in preclinical study of apelin agonists in COVID-19 Associated Acute Respiratory Distress Syndrome (ARDS) and ARDS: In August, the company announced preliminary results in an evaluation of its CB5064 Analogs in an ARDS model. These positive results included reduced levels of fluid accumulation, neutrophil infiltration, and cytokine secretion. These are key processes underlying the lethal consequences of severe ARDS and COVID-19 associated ARDS. The company expects the apelin agonists to have potential to treat ARDS patients in general, of which there are approximately three million globally. CohBar previously presented data at the 2019 ADA Conference showing the activity of its CB5064 Analogs on glucose tolerance, insulin sensitivity, and weight loss in an obese mouse model of type 2 diabetes.

●	Raised $15M in new capital and added biotech focused institutional investors: In August, the company completed a public offering to support its clinical and preclinical programs. The company received aggregate gross proceeds of approximately $15 million before commissions and other estimated offering expenses. The company issued 12.3M units at a price of $1.22 per unit. Each unit consists of one share of the company’s common stock and one warrant to purchase 0.75 of a share of common stock at a per share exercise price of $1.44.

●	Gained additional bank research coverage: Recently, Wall Street banks ROTH Capital Partners and WBB Securities initiated coverage on CohBar. Brookline Capital Markets initiated coverage in May.

●	Hosted key opinion leader webinar on IPF and CohBar’s antifibrotic peptides: The company hosted a key opinion leader webinar on the current treatment landscape in IPF, the unmet medical need, and positive findings from preclinical studies of its CB5138 Analogs. This event was led by world-class medical expert Dr. Toby Maher, Director of Interstitial Lung Disease and Professor of Medicine at the Keck School of Medicine, University of Southern California. Dr. Toby Maher provided an authoritative and insightful overview of the IPF situation, emphasizing the urgent need for new treatments. CohBar’s Chief Scientific Officer, Ken Cundy, presented recent results from CohBar’s antifibrotic program.

•	Continued investment community outreach and continued partnering efforts: In the third quarter, the company presented and hosted meetings at several healthcare banking conferences: H.C. Wainwright NASH, H.C. Wainwright, and Oppenheimer. CohBar spoke at two COVID-19 conferences: ROTH COVID-19 Therapeutics in Development and Sachs Novel Coronavirus Investment Forum. The company also spoke at Targeting Metabesity, and at the BIO Investor Forum where the company met with prospective investors. Recently, the company presented at the BIO-Europe conference and continues to proactively engage in business development discussions.

Founders’ Update

During the third quarter and subsequent period, CohBar’s founders, Dr. Pinchas Cohen, Dean of the USC Leonard Davis School of Gerontology, and Dr. Nir Barzilai, Director of the Institute for Aging Research at Albert Einstein College of Medicine, continued to present and publish on the study of mitochondrial science, aging, and age-related diseases.

Dr. Cohen published two papers on how the genomics of mitochondrial DNA are related to diseases of aging, “A Mitochondrial Genome-Wide Association Study of Cataract in a Latino Population” in the Translational Vision Science & Technology Journal and “Mito-Omics and immune function: Applying novel mitochondrial omic techniques to the context of the aging immune system” in the Translation Medicine of Aging Journal.

Dr. Barzilai was a key speaker at the Aging Research & Drug Discovery (ARDD) Meeting. He also was interviewed by the Wall Street Journal, Bloomberg, and The Sun among other publications, and was featured in the Peter Attia Drive and Demystifying Science podcasts.

Third Quarter 2020 Financial Highlights

●	Cash and Investments: CohBar had cash, cash equivalents and investments of $23.4 million as of September 30, 2020, compared to $12.6 million as of December 31, 2019. The cash burn for the quarter ended September 30, 2020, was approximately $2.9 million.

●	R&D Expenses: Research and development expenses were $1.2 million for the three months ended September 30, 2020, compared to $1.9 million in the prior year quarter. The decrease in research and development expenses was primarily due to lower clinical trial and stock-based compensation costs related to the timing of those expenses.

●	G&A Expenses: General and administrative expenses were $1.4 million for the three months ended September 30, 2020, compared to $1.3 million in the prior year quarter. The increase in general and administrative expenses was primarily due increased legal costs related to protecting our intellectual property.

●	Net Loss: For the three months ended September 30, 2020, net loss, which included $0.9 million of non-cash expenses, was $3.2 million, or $0.06 per basic and diluted share. For the three months ended September 30, 2019, net loss, which included $0.7 million of non-cash expenses, was $3.3 million, or $0.08 per basic and diluted share.

Third Quarter Investor Call and Slide Presentation:

Date: November 16, 2020
Time: 5:00 p.m. ET (2:00 p.m. PT)

Conference Audio

-	Dial-in U.S. and Canada: (877) 451-6152
-	Dial-in International: (201) 389-0879
-	Conference ID No.: 13711606

Slide Presentation

-	Go to www.webex.com, click on the ‘Join a Meeting’ button and enter meeting number 145 312 1885 and password CWBR, or
-	Go to www.cohbar.com and click on Q3 2020 Shareholder Presentation at the top of homepage.

For individuals participating in the Investor Call and Slide Presentation, please call into the conference audio and log into Webex approximately 10 minutes prior to its start.

An audio replay of the call will be available beginning at 8:00 p.m. Eastern Time on November 16, 2020, through 11:59 p.m. Eastern Time on December 7, 2020. To access the recording please dial (844) 512-2921 in the U.S. and Canada, or (412) 317-6671 internationally, and reference Conference ID# 13711606. The audio recording along with the slide presentation will also be available at www.cohbar.com during the same period.

About CohBar

CohBar (NASDAQ: CWBR) is a clinical stage biotechnology company focused on the research and development of mitochondria based therapeutics, an emerging class of drugs for the treatment of chronic and age-related diseases. Mitochondria based therapeutics originate from the discovery by CohBar’s founders of a novel group of naturally occurring peptide sequences within the mitochondrial genome, some of which have been shown to have the potential to regulate key processes in multiple systems and organs in the body. To date, the company has discovered more than 100 mitochondrial derived peptides and generated over 1,000 analogs. CohBar’s efforts focus on the development of these peptides into therapeutics that offer the potential to address a broad range of diseases because of the underlying impact of mitochondrial dysfunction. The company’s lead compound, CB4211, is in the Phase 1b stage of a Phase 1a/1b clinical trial for NASH and obesity. In addition, CohBar has four preclinical programs: CB5138 Analogs for fibrotic diseases, CB5064 Analogs for COVID-19 associated ARDS, MBT5 Analogs for CXCR4-related cancer and orphan diseases, and MBT3 Analogs for cancer immunotherapy.

For additional company information, please visit www.cohbar.com.

Forward-Looking Statements

This news release contains forward-looking statements which are not historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to statements regarding timing and anticipated outcomes of research and clinical trials for our mitochondria based therapeutic (MBT) candidates; expectations regarding the growth of MBTs as a significant future class of drug products; and statements regarding anticipated therapeutic properties and potential of our mitochondrial peptide analogs, MBTs and other potential therapies. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include: our ability to successfully advance drug discovery and development programs, including the delay or termination of ongoing clinical trials; our possible inability to mitigate the prevalence and/or persistence of the injection site reactions, receipt of unfavorable feedback from regulators regarding the safety or tolerability of CB4211 or the possibility of other developments affecting the viability of CB4211 as a clinical candidate or its commercial potential; results that are different from earlier data results including less favorable than and that may not support further clinical development; our ability to raise additional capital when necessary to continue our operations; our ability to recruit and retain key management and scientific personnel; the risk that our intellectual property may not be adequately protected; our ability to establish and maintain partnerships with corporate and industry partners; and risks related to the impact on our business of the COVID-19 pandemic or similar public health crises. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Contacts:

Jordyn Tarazi
Director of Investor Relations
CohBar, Inc.
(650) 445-4441
Jordyn.tarazi@cohbar.com

Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com

CohBar, Inc.

Condensed Balance Sheets

	As of
	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,490,941	$12,563,853
Investments	8,865,992	-
Prepaid expenses and other current assets	620,754	361,311
Total current assets	23,977,687	12,925,164
Property and equipment, net	432,403	523,677
Intangible assets, net	18,344	19,154
Other assets	67,403	64,242
Total assets	$24,495,837	$13,532,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$472,984	$444,776
Accrued liabilities	1,039,262	916,692
Accrued payroll and other compensation	353,915	677,755
Current portion of note payable, net of debt discount and offering costs of $34,566 and $0 as of September 30, 2020 and December 31, 2019, respectively	470,434	-
Total current liabilities	2,336,595	2,039,223
Notes payable, net of current portion and net of debt discount and offering costs of $276,486 and $546,312 as of September 30, 2020 and December 31, 2019, respectively	3,121,014	3,356,188
Total liabilities	5,457,609	5,395,411

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, Authorized 5,000,000 shares;
No shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	-	-
Common stock, $0.001 par value, Authorized 180,000,000 shares as of September 30, 2020 and 75,000,000 as of December 31, 2019
Issued and outstanding 57,963,409 shares as of September 30, 2020 and 43,069,418 as of December 31, 2019	57,963	43,069
Additional paid-in capital	83,530,601	61,087,082
Accumulated deficit	(64,550,336)	(52,993,325)
Total stockholders’ equity	19,038,228	8,136,826
Total liabilities and stockholders’ equity	$24,495,837	$13,532,237

CohBar, Inc.

Condensed Statements of Operations

(unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2020	2019	2020	2019

Revenues	$-	$-	$-	$-

Operating expenses:
Research and development	1,245,530	1,943,746	4,240,445	4,734,020
General and administrative	1,372,026	1,283,721	4,594,318	4,279,223
Total operating expenses	2,617,556	3,227,467	8,834,763	9,013,243
Operating loss	(2,617,556)	(3,227,467)	(8,834,763)	(9,013,243)

Other income (expense):
Interest income	872	66,693	38,064	248,586
Interest expense	(78,691)	(78,690)	(234,364)	(233,508)
Equity modification expense	(489,645)	-	(2,290,688)	-
Amortization of debt discount and offering costs	(51,899)	(109,963)	(235,260)	(329,888)
Total other expense	(619,363)	(121,960)	(2,722,248)	(314,810)
Net loss	$(3,236,919)	$(3,349,427)	$(11,557,011)	$(9,328,053)
Basic and diluted net loss per share	$(0.06)	$(0.08)	$(0.25)	$(0.22)
Weighted average common shares outstanding - basic and diluted	50,201,985	42,861,422	45,569,737	42,766,300